EXHIBIT (11)
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STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                       QUARTERS ENDED JULY 1, 1999 AND JULY 2, 1998

                                                                             WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS      OUTSTANDING
                           ------------   --------------    ----------    ----------------
Quarter Ended July 1, 1999
--------------------------
April 2 - July 1             6,886,050         91            626,630,537
Shares Issued                   12,352       Various             692,498
                             ---------                       -----------
                             6,898,402                       627,323,035      6,893,660
                             =========                       ===========      =========
Quarter Ended July 2, 1998
--------------------------
April 3 - July 2             6,817,786         91            620,418,520
Shares Issued                    4,912       Various             280,641
                             ---------                       -----------
                             6,822,698                       620,699,161      6,820,870
                             =========                       ===========      =========

                     THREE QUARTERS ENDED JULY 1, 1999 AND JULY 2, 1998

                                                                             WEIGHTED
                            SHARES OF     NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS      OUTSTANDING
                           ------------   --------------    ----------    ----------------
Period Ended July 1, 1999
-------------------------
October 1 - July 1           6,861,252         274         1,879,983,048
Treasury Stock Purchases    (    2,374)      Various      (      218,421)
Shares Issued                   39,524       Various           5,001,951
                             ---------                     -------------
                             6,898,402                     1,884,766,578     6,878,710
                             =========                     =============     =========
Period Ended July 2, 1998
-------------------------
October 1 - July 2           6,646,677         275         1,827,836,139
Treasury Stock Purchases    (    7,801)      Various      (      733,306)
Shares Issued                  183,822       Various          25,314,319
                             ---------                     -------------
                             6,822,698                     1,852,417,152     6,736,062
                             =========                     =============     =========
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  (B)  Computation of Earnings (Loss) Per Share:

       Computation of earnings (loss) per share is net earnings (loss) divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                   QUARTER ENDED            THREE QUARTERS ENDED
                                 July 1,      July 2,        July 1,       July 2,
                                  1999         1998           1999          1998
                              ------------  -----------    ------------  -----------
Basic:
 Weighted average number of shares
  of common stock outstanding   6,893,660     6,820,870      6,878,710     6,736,062
                               ----------    ----------     ----------    ----------
 Net earnings (loss)          ($  533,180)   $  131,904    ($2,250,998)  ($  572,033)
                               ----------    ----------     ----------    ----------
 Net earnings (loss) per share($     0.08)   $     0.02    ($     0.33)  ($     0.09)
                               ==========    ==========     ==========    ==========

Assuming dilution:
 Weighted average number of shares
  of common stock outstanding   6,893,660     6,820,870      6,878,710     6,736,062
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive               0         6,598              0             0
                               ----------    ----------     ----------    ----------
 Total                          6,893,660     6,827,468      6,878,710     6,736,062
                               ----------    ----------     ----------    ----------
 Net earnings (loss)          ($  533,180)   $  131,904    ($2,250,998)  ($  572,033)
                               ----------    ----------     ----------    ----------
 Net earnings (loss) per share($     0.08)   $     0.02    ($     0.33)  ($     0.09)
                               ==========    ==========     ==========    ==========



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